Exhibit 10.3

DTLR HOLDING, INC.

2013 EQUITY

INCENTIVE COMPENSATION PLAN

DTLR HOLDING, INC.

2013 EQUITY

INCENTIVE COMPENSATION PLAN

1.                                      Purpose of the Plan

The purpose of the Plan is to assist the Company Group in attracting, retaining and motivating valued Employees, Non-Employee Directors and Consultants by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Non-Employee Directors and Consultants.  Awards under the Plan may be made in the form of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options, SARs or Other Stock-Based Awards, as the Committee deems appropriate.

2.                                      Definitions

As used herein, the following definitions shall apply:

2.1.                            “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.                            “Award” means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options, SARs or Other Stock-Based Awards under the Plan.

2.3.                            “Award Agreement” means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

2.4.                            “Board” means the Board of Directors of the Company.

2.5.                            “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with any member of the Company Group, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in such agreement, the meaning of such term as defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in such agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or a Subsidiary in accordance with the terms or requirements of his or her employment, engagement as a Director or retention as a consultant; (ii) disloyalty, gross negligence, willful misconduct, or breach of fiduciary duty to the Company or a Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a Subsidiary which results in direct or indirect loss, damage or injury to the Company or a Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary; (vi) any violation of the restrictive covenants set forth in Section 6 of the Plan, or (vii) the commission of an act which constitutes unfair competition with the Company or a Subsidiary or which induces any customer or supplier to breach a contract with the Company or a Subsidiary.

2.6.                            “Change in Control” means, after the Effective Date (and not including the initial public offering of the Company, which shall not be treated as a Change in Control for purposes of the Plan) any of the following events:

(a)                                 a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and/or (iii) Bruckmann, Rosser, Sherrill & Co. Management, L.P. or any of its Affiliates (the “Sponsor Entities”) and each fund, investment vehicle or managed account with respect to which any Sponsor Entity has investment authority, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(b)                                 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.6(a), Section 2.6(c) or Section 2.6(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved by a vote of at least two-thirds of such directors, cease for any reason to constitute a majority thereof; or

(c)                                  the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)                                 the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(e)                                  Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section 2.6(e), would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.7.                            “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.8.                            “Committee” means the committee designated by the Board to administer the Plan under Section 4, or, if no such committee has been designated, the Board.

The Committee shall meet any applicable independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded.

2.9.                            “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 15.

2.10.                     “Company” means DTLR Holding, Inc., a Delaware corporation, or any successor corporation.

2.11.                     “Company Group” means the Company and all of its Subsidiaries and Affiliates.

2.12.                     “Company Works” means any item of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) created, invented, designed, developed, contributed to or improved by a Participant, either alone or with third parties, at any time during such Participant’s employment by or service to the Company and within the scope of such employment or service and/or with the use of any resources of the Company Group.

2.13.                     “Competitive Business” means any retailing of “street-inspired” footwear, apparel and/or accessories or other business that competes with the business of the Company Group (including, without limitation, businesses which the Company Group have specific plans to conduct in the future and as to which the Participant is aware of such planning and any business conducted by any member of Nike Inc.’s City Specialty Group initiative, or any similar grouping or initiative by Nike Inc., or by any comparable retailer) in any geographical area where the Company Group manufactures, produces, sells, leases, rents, licenses or otherwise provides its products or services.

2.14.                     “Confidential Information” means all information with respect to  the business and activities of the Company Group, including, without limitation, the suppliers, customers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company Group.  Notwithstanding the immediately preceding sentence, “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of such Participant’s breach of Section 6.2 or any breach of other confidentiality obligations by third parties; (b) made legitimately available to such Participant by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that such Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company Group to obtain a protective order or similar treatment.

2.15.                     “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.16.                     “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 8 of the Plan.

2.17.                     “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 8 of the Plan will be deferred.

2.18.                     “Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.

2.19.                     “Effective Date” has the meaning provided for in Section 29.

2.20.                     “Employee” means an individual, including an officer or director, who is employed by the Company Group.

2.21.                     “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law.  Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.22.                     “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.23.                     “Invention” means any invention, discovery, improvement or innovation with regard to any facet of the business of the Company Group, whether or not patentable, made, conceived, or first actually reduced to practice by a Participant, alone or jointly with others, in the course of, in connection with, or as a result of service to or employment with the Company Group, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof.

2.24.                     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.25.                     “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.26.                     “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.27.                     “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 11 of the Plan.

2.28.                     “Other Stock-Based Award” means an Award granted pursuant to Section 13.

2.29.                     “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

2.30.                     “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.31.                     “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.32.                     “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on stockholders’ equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xiii) earnings of the Company, its Subsidiaries or Affiliates (or any business unit thereof) before interest, taxes, depreciation and amortization, (ix) equity value of the Company, its Subsidiaries or Affiliates, (xiv) enterprise value of the Company, its Subsidiaries or Affiliates, (xv) gross profit of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xvi) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company, its Subsidiaries or Affiliates (or any business unit thereof), in all cases, whether measured absolutely or relative to an index or peer group.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed or provides services.

2.33.                     “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

2.34.                     “Plan” means the DTLR Holding, Inc. 2013 Equity Incentive Compensation Plan herein set forth, as amended from time to time.

2.35.                     “Prior Works” means any item of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) created, invented, designed, developed, contributed to or improved by a Participant, either alone or with third parties, prior to such Participant’s employment by or service to the Company, that are relevant to or implicated by such employment or service.

2.36.                     “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.  The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.37.                     “Relevant Date” means (i) during the time a Participant is employed by or performing services for the Company Group, any date such definition is being applied; and (ii) following a Participant’s Termination of Service, the date of such termination.

2.38.                     “Restricted Stock” means Common Stock awarded by the Committee under Section 9 of the Plan.

2.39.                     “Restricted Stock Unit” means the right to receive a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 10 of the Plan.

2.40.                     “Restriction Period” means the period during which Restricted Stock awarded under Section 9 of the Plan or Restricted Stock Units awarded under Section 10 of the Plan are subject to forfeiture.

2.41.                     “Restrictive Covenant Period” means, with respect to a Participant, the period commencing on the Effective Date (or the date of such Participant’s first grant hereunder if later) and ending on the second anniversary of the Participant’s Termination of Service.

2.42.                     “SAR” means a stock appreciation right awarded by the Committee under Section 12 of the Plan.

2.43.                     “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.44.                     “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.45.                     “Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company Group.  Cessation of service as an Employee, Non-Employee Director or Consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion.  To the extent that an Award or other payment under the Plan is subject to Section 409A of the Code, only an event which constitutes a “separation from service” as defined under Section 409A of the Code shall be treated as a Termination of Service.

3.                                      Eligibility

Any Employee, Non-Employee Director or Consultant is eligible to receive an Award.

4.                                      Administration and Implementation of Plan

4.1.                            The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company Group, their Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.  No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.                            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the

Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals or other performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.                            The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards.  Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4.                            The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s Termination of Service; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period.  All Awards shall be evidenced by an Award Agreement.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5.                            To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act, (ii) “covered employees” within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  The Committee may at any time rescind the authority delegated to any person pursuant to this Section.  Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

5.                                      Shares of Stock Subject to the Plan

5.1.                            Subject to adjustment as provided in Section 15, the total number of shares of Common Stock available for Awards under the Plan shall be 2,144,038.

5.2.                            Subject to adjustment as provided in Section 15, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 2,144,038 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Employee shall not exceed 214,403 during any calendar year.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director of the Company during any single calendar year shall not exceed the limitation, if any, set forth by the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed.

5.3.                            If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.  The number of shares of Common Stock underlying SARs or Restricted Stock Units granted and intended to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Restricted Stock Unit.  If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

5.4.                            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.                                      Restrictive Covenants

6.1.                            Unless otherwise set forth in the Award Agreement, all Participants who are granted and accept Awards under the Plan shall be subject to and shall have agreed to the following:

6.1.1.                  During the Restrictive Covenant Period, each Participant will not directly or indirectly:

6.1.1.1.                           engage in any Competitive Business;

6.1.1.2.                           enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;

6.1.1.3.                           acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

6.1.1.4.                           interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the effective date of the Plan) between the Company Group and any of its respective suppliers, customers, lenders or investors.

6.1.2.                  Notwithstanding anything to the contrary in the Plan, a Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in any Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if such Participant (i) is not a controlling person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

6.1.3.                  During the Restrictive Covenant Period, each Participant will not, whether on such Participant’s own behalf or on behalf of or in conjunction with any other Person, directly or indirectly:

6.1.3.1.                           solicit or encourage any employee of the Company Group to leave the employment of the Company Group; or

6.1.3.2.                           hire any such employee who was employed by the Company Group as of the Relevant Date or who left the employment of the Company Group coincident with, or within one year prior to, the Relevant Date.

6.1.4.                  During the Restrictive Covenant Period, each Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company Group any Consultant then under contract with the Company Group.

6.2.                            Each Participant will not at any time (whether during or after such Participant’s employment with or provision of services to the Company) (x) retain or use for the benefit, purposes or account of such Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company Group (other than its professional advisers who are bound by confidentiality obligations), any Confidential Information without the prior written authorization of the Board.  Upon a

Participant’s Termination of Service for any reason, such Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company Group; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Participant’s possession or control (including any of the foregoing stored or located in such Participant’s office, home, laptop or other computer, whether or not Company Group property) that contain Confidential Information or otherwise relate to the business of the Company Group; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which such Participant is or becomes aware.

6.3.

6.3.1.                  If a Participant has created, invented, designed, developed, contributed to or improved, any Prior Works, such Participant hereby grants the Company Group a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company Group’s current and future business.

6.3.2.                  If a Participant creates, invents, designs, develops, contributes to or improves any Company Works, such Participant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights, titles, interests and intellectual property rights therein (including, without limitation, rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company Group to the extent ownership of any such rights does not vest originally in the Company Group.

6.3.3.                  Each Participant agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works.  The records will be available to and remain the sole property and intellectual property of the Company Group at all times.

6.3.4.                  Each Participant shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group’s rights in the Prior Works and Company Works.  If the Company is unable for any other reason to secure a Participant’s signature on any document for this purpose, then such Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Participant’s agent and attorney in fact, to act for and in such Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

6.3.5.                  No Participant shall improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company Group any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party.  Each Participant shall comply with all relevant policies and guidelines of the Company Group, including (without limitation) policies regarding the protection of confidential information and intellectual property, conflicts of interest and securities trading.  Each Participant acknowledges that the Company Group may amend any such policies and guidelines from time to time, and that such Participant remains at all times bound by their most current version.

6.4.                            Each Participant acknowledges and agrees that the Company Group’s remedies at law for a breach or threatened breach of any of the provisions of this Section 6 would be inadequate and the Company Group would suffer irreparable damages as a result of such breach or threatened breach.  In recognition of this fact, each Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company Group, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.  In addition, in the event of any breach of this Section 6, in addition to any remedies at law, the Company Group, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by the Plan (which payments and benefits shall be deemed permanently forfeited if it is established that such Participant breached this Section 6).

6.5.                            The terms and provisions of each restrictive covenant provision of this Section 6 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of the Plan shall thereby be affected.  It is the intention of the Company Group and each Participant that the-restrictions set forth herein be reasonable in both duration and geographic scope and in all other respects.  If for any reason any court of competent jurisdiction shall find any provisions of any restrictive covenant unreasonable in duration or geographic scope or otherwise, each Participant and the Company agree and intend that the restrictions and prohibitions contained herein be modified and enforced by such court to be effective to the fullest extent allowed under applicable law in such jurisdiction.

7.                                      Common Stock

An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 27.  Upon the Award of Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner.  The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

8.                                      Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods.  Such an Award shall be subject to the following terms and conditions:

8.1.                            Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement.  Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

8.2.                            During the Deferral Period, no dividends shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividends paid or that have record dates during the Deferral Period.

8.3.                            The Deferral Period may consist of one or more installments.  Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

9.                                      Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

9.1.                            Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period.  In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

9.2.                            During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock.  During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

9.3.                            Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

10.                               Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting and/or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

10.1.                     Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion and/or set forth in the Award Agreement.

10.2.                     Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock and/or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

11.                               Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

11.1.                     The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent

Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

11.2.                     The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

11.3.                     Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded.  In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code.  Incentive Stock Options may not be granted to Employees of Affiliates.

11.4.                     The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise, or (iv) in any combination of the foregoing.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised.  In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.  An Option may be exercised only for a whole number of shares of Common Stock.  Notwithstanding the foregoing, a Participant who is subject to Section 16 of the 1934 Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable, without the consent of the Committee.

11.5.                     Except as otherwise provided in the Award Agreement, (i) if a Participant undergoes a Termination of Service for Cause, any Option which is exercisable at the time of such Termination of Service shall immediately cease to be exercisable; (ii) if a Participant undergoes a Termination of Service due to the Participant’s death, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant’s estate or designated beneficiary during the one-year period following such Termination of Service; (iii) if a Participant undergoes a Termination of Service due to the Participant’s Disability, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant or such Participant’s guardian or legal representative during the one-year period following such Termination of Service; and (iv) if a Participant undergoes a Termination of Service for any reason other than Cause, death or Disability, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant during the ninety (90) day period following such Termination of Service.  The Committee shall not provide in any Award Agreement for the exercisability of an Incentive Stock Option later than (i) ninety (90) days following the date of the Participant’s Termination of Service other than as a result of death or Disability or (ii) one year following the date of the Participant’s death or Disability.

11.6.                     Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.

12.                               Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  The grant of SARs shall be subject to the following terms and conditions:

12.1.                     The term of a SAR shall in no event be greater than ten years.

12.2.                     The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

12.3.                     Except as otherwise provided in the Award Agreement, (i) if a Participant undergoes a Termination of Service for Cause, any SAR which is exercisable at the time of such Termination of Service shall immediately cease to be exercisable; (ii) if a Participant undergoes a Termination of Service due to the Participant’s death, any SAR which is exercisable at the time of such Termination of Service may be exercised by such Participant’s estate or designated beneficiary during the one-year period following such Termination of Service; (iii) if a Participant undergoes a Termination of Service due to the Participant’s Disability, any SAR which is exercisable at the time of such Termination of Service may be exercised by such Participant or such Participant’s guardian or legal representative during the one-year period following such Termination of Service; and (iv) if a Participant undergoes a Termination of Service for any reason other than Cause, death or Disability, any SAR which is exercisable at the time of such Termination of Service may be exercised by such Participant during the ninety (90) day period following such Termination of Service.

12.4.                     The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

13.                               Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 7 through 12, that are based on, related to, or are in some form of, Common Stock.  Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

14.                               Qualified Performance-Based Awards.

To the extent the Committee determines, in its sole discretion, that it is necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

14.1.                     Only an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards.  The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle.

14.2.                     The Committee shall establish in writing within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

14.3.                     Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Cycle based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 14.2.  The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award.  In no event shall the Committee have the authority to increase Award amounts to any covered employee under a Qualified Performance-Based Award.

14.4.                     A Qualified Performance-Based Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 14.3, but in no event later than December 31 of the year following the year in which the applicable Performance Cycle ends.

15.                               Adjustments upon Changes in Capitalization

15.1.                     In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and/or kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and/or kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and/or kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award.  Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event; provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

15.2.                     In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 15.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.  Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the intended status of the Award as “performance-based compensation” under Section 162(m) of the Code.

16.                               Termination and Amendment

16.1.                     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, other than to reflect an adjustment made in accordance with Section 15, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR or other Award, (iii) such action extends the maximum term of any Option or SAR under the Plan or the Plan itself, (iv) such action changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, (v) such action materially increases the benefits to Participants under the Plan, or (vi) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section

162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

16.2.                     The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the intended status of an Award as “performance-based compensation” under Section 162(m) of the Code.

17.                               No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company, any Subsidiary or Affiliate.  For purposes of the Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

18.                               Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.  Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

19.                               Code Section 280G. If all or any portion of any Award granted under this Plan shall constitute an excess “parachute payment” within the meaning of Section 280G(b) of the Code (each such parachute payment, a “Parachute Payment”) and will result in the imposition on the Participant of an excise tax under Section 4999 of the Code, then, in the event that it would be economically advantageous for the Participant, the Parachute Payments shall be reduced by an amount that results in the receipt by the Participant on an after-tax basis (including the applicable federal, state and local income taxes, and the excise tax imposed by Section 4999 of the Code) of the greatest total Parachute Payments.  For purposes of this Section, whenever there is to be a reduction in a Parachute Payment, such reduction shall be done first by reducing any cash payments with the last payment reduced first; next any equity or equity derivatives that are included under Section 280G of the Code at full value rather than accelerated value; next any equity or equity derivatives based on acceleration value shall be reduced with the highest value reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and finally any other non-cash benefits will be reduced.

20.                               Compliance with Section 409A of the Code.  The Plan is intended to comply with or be exempt from Section 409A of the Code and shall be interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that is intended to comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Notwithstanding Section 16.1 of this Plan, if any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause any Award to be subject to taxes, interest or penalties under Section 409A of the Code, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A of the Code, (b) avoid the imposition of taxes, interest and penalties under Section 409A of the Code, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

Notwithstanding the foregoing, the Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A of the Code.  Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, nor any gross up in connection with, any taxes, interest and/or penalties owed by the Participant pursuant to Section 409A of the Code in the event that the Plan and/or any Award does not comply with and/or is not exempt from Section 409A of the Code.  In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s “separation from service” (as defined under Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence.  In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.  Each installment of any payment provided under the Plan and/or any Award shall be treated as a separate “payment” for purposes of Section 409A of the Code.

21.                               Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

22.                               No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

23.                               Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

24.                               Securities Law Requirements

24.1.                     No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise.  In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

24.2.                     The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

25.                               Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.  In addition, in the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement.  If the Committee determines that, based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require any Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.  In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded to implement Section 10D of the 1934 Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or with any other applicable rule, regulation or law.  If the Participant, without the prior written consent of the Company, while employed by or providing services to the Company or after termination of such employment or service, violates Section 6 or any other non-competition, non-solicitation or non-disclosure covenant or agreement between such Participant and the Company or otherwise engages in activity that is in conflict with or adverse to the interest of the Company, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s sole discretion, be cancelled for no consideration and (ii) the Committee, in its sole discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award during the employment or other service of the Participant and for one year thereafter or such other time period specified in the Award Agreement.

26.                               Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

27.                               Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan.  The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

28.                               Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

29.                               Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

[DTLR Holding, Inc. Letterhead]

[Grant Date]

[Grantee Name]

[Grantee Address]

[Grantee Address]

Dear [Grantee]:

Pursuant to the DTLR Holding, Inc. 2013 Equity Incentive Compensation Plan (the “Plan”), DTLR Holding, Inc.’s Compensation Committee (the “Committee”) hereby grants to you [ ] shares of common stock restricted as set forth in the Plan and this letter, par value $0.01 per share (the “Restricted Stock” or the “Award”).

The Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control.  All capitalized terms used herein but not specifically defined herein shall have the meanings set forth in the Plan.

Your Restricted Stock shall vest on the dates specified below, subject to your continued service with DTLR Holding, Inc. or its Subsidiaries (the “Company”) from the date of grant through and including each applicable vesting date and your compliance with Section 6 of the Plan and all other agreements between you and the Company:

•                  20% of the Award ([ ] shares of Common Stock) shall vest on the six-month anniversary of the date of grant;

•                  an additional 20% of the Award ([ ] shares of Common Stock) shall vest on the twelve-month anniversary of the date of grant; and

•                  the final 60% of the Award ([ ] shares of Common Stock) shall vest on the eighteen month anniversary of the date of grant.

As a condition to receiving this grant of Restricted Stock, you are required to make a valid election under Section 83(b) of the Code to include the value of the Restricted Stock in your taxable income upon receipt (as described in Schedule A).  You acknowledge that it is your responsibility and not the Company’s to file timely the election under Code Section 83(b).

Schedule A contains a brief summary of certain federal tax aspects associated with this grant of Restricted Stock and includes a Code Section 83(b) election form.  This summary is not meant to be complete and in no way should be construed as a complete summary of all taxation issues relating to the Restricted Stock.  By signing this letter, you represent that you have reviewed with your own tax advisor the federal, state and local tax consequences of the transactions contemplated by this letter (including the making of a Code Section 83(b) election in connection with the receipt of the Restricted Stock) and that you are relying solely on such advisor and not any statements or representations of the Company or any of its agents (including, without limitation, any statements in this letter or Schedule A).

You shall be subject to applicable federal, state and local tax withholding requirements, which may be satisfied by a cash payment or by you directing the Company to withhold cash that otherwise would be paid to you.

You may receive certificate(s) for any shares of Restricted Stock issued to you upon the Award designating you as the registered owner, or such shares of Restricted Stock may be issued, subject to the terms and provisions of the Plan and this letter, into your name in book entry registration form in a restricted stock account with a transfer agent, in the sole discretion of the Company.  Book entry is a system whereby your ownership is duly recorded and no physical stock certificate is delivered.  The certificate(s), if any, representing such shares of Common Stock shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to you, returned to the Company to be held in escrow during the Restriction Period.  In all cases, you shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

The Company may impose any additional conditions or restrictions on the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares of Restricted Stock if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of the Award to the extent permitted by the Plan.  The construction and interpretation of any provision of the Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or interfere in any way with the right of the Company to terminate your service at any time.

This letter shall inure to the benefit of and be binding upon the Company and its successors and assigns and you and your heirs and legal representatives, subject to the restrictions on assignability and transferability set forth in the Plan.

All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to your last known address as noted on your Company personnel file or to the Company at DTLR Holding, Inc., 1300 Mercedes Drive, Hanover, MD 21076 or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior written notice to the sending party, as applicable, given in the manner provided for herein.

This letter constitutes the entire agreement between you and the Company with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters, and may not be modified except by written instrument executed by you and the Company, except as otherwise permitted by the Plan.

* * * * *

Please sign and return a copy of this letter and your Code Section 83(b) election to my attention, designating your acceptance of the Award.  This acknowledgement and the election form must be returned within thirty (30) days; otherwise, the Award will lapse and become null and void.  Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the terms of the Plan, including, without limitation, the restrictive covenants set forth in Section 6 thereof.

Very truly yours,

DTLR HOLDING, INC.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

Enclosure	(Copy of Plan)

SCHEDULE A

Notice of Certain U.S. Federal Income Tax Considerations

Relating to Restricted Stock

1.              The making of an 83(b) election has serious tax consequences; you are strongly urged to consult a tax professional with regard to this election.  An 83(b) election is not required under the Internal Revenue Code, but is required as a condition to your grant of the Restricted Stock under the terms of the Award.

2.              If an 83(b) election is made, taxable compensation, if any, is based on the value of the Restricted Stock on the date of grant ($[       ] per share).  Accordingly, you should realize approximately $[              ] as compensation income (federal) as a result of making an 83(b) election with respect to the shares of Restricted Stock.

3.              Filing of the 83(b) election should be made by certified mail, return receipt requested, to the Internal Revenue Service Center at which your federal income tax return is filed.

4.              The 83(b) election must be filed with the Internal Revenue Service (the “IRS”) within 30 days after the shares of Restricted Stock are transferred to you ([ ], 2013).

5.              It is recommended that three (3) copies of the 83(b) election form be stamped by the IRS as proof of filing.  Accordingly, please send a self-addressed stamped envelope and four (4) copies of the 83(b) election form and the attached cover letter to the IRS, requesting that three (3) copies of each document be returned.  Of these three (3) documents:

a.              1 set of copies is given to the Company.

b.              1 set of copies is filed with your 2013 Federal Income Tax Return.

c.               1 set of copies may be required to be filed with your State Income Tax Return.

Requirements under state and local income tax laws vary.  For example, in some states, the filing of an 83(b) election with the IRS constitutes the making of the election under comparable state provisions, while in other states a separate state election is required.  You are urged to consult a tax professional regarding state and local tax implications.

6.              An 83(b) election may not be revoked without the consent of the IRS.

7.              Before you submit your 83(b) election to the IRS, please deliver an executed copy of the election to the Company and keep a copy of the election form, the cover letter and the registered mail receipt with your permanent records.

YOU ARE SOLELY RESPONSIBLE FOR TIMELY FILING YOUR 83(b) ELECTION. THE COMPANY SHALL NOT BEAR ANY RESPONSIBILITY OR LIABILITY FOR ANY ADVERSE TAX CONSEQUENCES DUE TO YOUR FAILURE TO MAKE SUCH ELECTION OR YOUR MAKING SUCH ELECTION.

ELECTION TO INCLUDE

IN GROSS INCOME
IN YEAR OF TRANSFER OF PROPERTY
PURSUANT TO SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, to include in gross income as compensation for services the excess (if any) of the fair market value of the property at the time of transfer (determined without regard to any lapse restriction) over the amount paid for such property (if any).

1.                                      The name, social security number and address of the undersigned, and the taxable year for which the election is being made are:

Name:	[Participant]
Social Security Number:
Address:

Taxable year:	2013

2.                                      The property with respect to which this election is being made is [ ] shares of the common stock (the “Common Stock”) of DTLR Holding, Inc. (the “Company”).

3.                                      The property was transferred to the undersigned on  [ ], 2013.

4.                                      The property is subject to the following restrictions:

In general, the Common Stock is nonvested and will become vested only when certain time conditions are met. In the event of any termination of the taxpayer’s employment for any reason or for no reason, any unvested shares of Common Stock shall be forfeited without compensation.  In addition, while the shares of Common Stock are subject to restriction, such shares may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the taxpayer.  The shares of Common Stock are not subject to execution, attachment or similar process during the restriction period.

5.                                      The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $               per share x                shares = $               .

6.                                      For the property transferred, the undersigned paid $0.00.

8.                                      The amount to include in gross income is $                  .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed (DTLR Holding, Inc.). Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:

Signed:

6

                 , 2013

VIA CERTIFIED MAIL

Internal Revenue Service Center

[Address of IRS Service Center where you file your federal income tax return]

Re:                             Filing of 83(b) Election

Enclosed for filing as of                       , (the postmark of this package) is an 83(b) election for taxpayer [Participant]; social security number [             ].

Kindly (i) accept the 83(b) election for filing effective as of the postmark date, (ii) date stamp the enclosed copies of this letter and of the 83(b) election as evidence of such filing and (iii) return the dated stamped copies of the letter and of the 83(b) election to me in the enclosed self-addressed stamped envelope.  Thank you.

Sincerely,

[Participant]
[Address]

7

[DTLR Holding, Inc. Letterhead]

[Grant Date]

[Grantee Name]

[Grantee Address]

[Grantee Address]

Dear [Grantee]:

Pursuant to the DTLR Holding, Inc. 2013 Equity Incentive Compensation Plan (the “Plan”), DTLR Holding, Inc.’s Compensation Committee (the “Committee”) hereby grants to you [ ] shares of Common Stock, par value $0.01 per share (“Common Stock” or the “Award”).  The Common Stock is granted fully vested.

The Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control.  All capitalized terms used herein but not specifically defined herein shall have the meanings set forth in the Plan.

The Company’s obligation to deliver the Common Stock shall be subject to applicable federal, state and local tax withholding requirements, which may be satisfied by a cash payment or by you directing the Company to withhold cash that otherwise would be paid to you.

You may receive certificate(s) for any shares of Common Stock delivered to you in settlement of the Award designating you as the registered owner, or such shares may be issued, subject to the terms and provisions of the Plan and this letter, into your name in book entry registration form, in the sole discretion of the Company.  Book entry is a system whereby your ownership is duly recorded and no physical stock certificate is delivered.

The Company may impose any additional conditions or restrictions on the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares of Common Stock if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of the Award to the extent permitted by the Plan.  The construction and interpretation of any provision of the Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time.

This letter shall inure to the benefit of and be binding upon the Company and its successors and assigns and you and your heirs and legal representatives, subject to the restrictions on assignability and transferability set forth in the Plan.

All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to your last known address as noted on your Company personnel file or to the Company at DTLR Holding, Inc., 1300 Mercedes Drive, Hanover, MD 21076 or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior written notice to the sending party, as applicable, given in the manner provided for herein.

This letter constitutes the entire agreement between you and the Company with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters, and may not be modified except by written instrument executed by you and the Company, except as otherwise permitted by the Plan.

* * * * *

2

Please sign and return a copy of this letter to my attention, designating your acceptance of the Award.  This acknowledgement must be returned within thirty (30) days; otherwise, the Award will lapse and become null and void.  Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the terms of the Plan, including, without limitation, the restrictive covenants set forth in Section 6 thereof.

Very truly yours,

DTLR HOLDING, INC.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

Enclosure (Copy of Plan)

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